Exhibit 10.1
Execution Copy
PHH CORPORATION
$350,000,000
9.25% Senior Notes due 2016
Purchase Agreement
August 6, 2010
Banc of America Securities LLC
Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
RBS Securities Inc.
As Representatives of the Initial Purchasers
c/o
Banc of America Securities LLC
One Bryant Park
New York, New York 10036
Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
J.P. Morgan Securities Inc.
383 Madison Avenue, 3rd Floor
New York, New York 10179
and
RBS Securities Inc.
600 Washington Blvd.
Stamford, Connecticut 06901
Ladies and Gentlemen:
          PHH Corporation, a corporation organized under the laws of Maryland (the “Company”), proposes to issue and sell to the several parties named in Schedule I hereto (the “Initial Purchasers”), for whom you (the “Representatives”) are acting as representatives, U.S. $350,000,000 principal amount of its 9.25% Senior Notes due 2016 (the “Securities”). The Securities are to be issued under an indenture (the “Indenture”), to be dated as of the Closing
[***]	INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.

Date, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The Securities will have the benefit of a registration rights agreement (the “Registration Rights Agreement”), to be dated as of the Closing Date, between the Company and the Initial Purchasers, pursuant to which the Company will agree to offer to exchange the Securities for securities registered under the Act subject to the terms and conditions therein specified. To the extent there are no additional parties listed on Schedule I other than you, the term Representatives as used herein shall mean you as the Initial Purchasers, and the terms Representatives and Initial Purchasers shall mean either the singular or plural as the context requires. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 22 hereof.
          The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Act in reliance upon exemptions from the registration requirements of the Act.
          In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated August 3, 2010 (as amended or supplemented through the date hereof, including any and all exhibits thereto and any information incorporated by reference therein, the “Preliminary Memorandum”), and a final offering memorandum, to be dated August 6, 2010 (as amended or supplemented through the Execution Time, including any and all exhibits thereto, and any information incorporated by reference therein, the “Final Memorandum”). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company and the Securities. The Company hereby confirms that it has authorized the use of the Disclosure Package, the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers. Unless stated to the contrary, any references herein to the terms “amend”, “amendment” or “supplement” with respect to the Final Memorandum shall be deemed to refer to and include any information filed under the Exchange Act subsequent to the Execution Time that is incorporated by reference therein.
          1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Initial Purchaser as set forth below in this Section 1.
          (a) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Execution Time and on the Closing Date, the Final Memorandum did not and will not (and any amendment or supplement thereto, at the date thereof and at the Closing Date, will not) contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 8(b) hereof.

          (b) (i) The Disclosure Package, and (ii) each electronic road show when taken together as a whole with the Disclosure Package, as of the Execution Time, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Initial Purchaser through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 8(b) hereof.
          (c) None of the Company, its Affiliates, and any person acting on its or their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security under circumstances that would require the registration of the Securities under the Act.
          (d) None of the Company, its Affiliates, or any person acting on its or their behalf has: (i) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities or (ii) engaged in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities; and each of the Company, its Affiliates and each person acting on its or their behalf has complied with the offering restrictions requirement of Regulation S.
          (e) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.
          (f) Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 4 and their compliance with their agreements set forth herein, no registration under the Act of the Securities or qualification of the Indenture under the Trust Indenture Act (other than in both cases with respect to the exchange securities to be offered pursuant to the Registration Rights Agreement) is required for the offer and sale of the Securities to or by the Initial Purchasers in the manner contemplated herein, in the Disclosure Package and in the Final Memorandum.
          (g) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Memorandum will not be, an “investment company” as defined in the Investment Company Act.
          (h) The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.
          (i) The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any of the Securities (except as contemplated in this Agreement).
          (j) The Company has not taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (k) Each of the Company and its significant subsidiaries (as listed in Annex A hereto) has been duly incorporated and is validly existing as a corporation or other entity in good standing under the laws of the jurisdiction in which it is incorporated or formed with full corporate or other power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as and if described in the Disclosure Package and the Final Memorandum, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction that requires such qualification, except for such jurisdictions where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect (as defined below in Section 1(q)).
          (l) All the outstanding shares of capital stock or other equity or ownership interests of each significant subsidiary have been duly authorized and validly issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto) and except for the equity or ownership interests of certain of the Company’s significant subsidiaries which are structured bankruptcy remote subsidiaries with securitization indebtedness, all outstanding shares of capital stock or other equity or ownership interests of the significant subsidiaries that are owned by the Company either directly or through a subsidiary controlled by the Company are free and clear of any security interest, claim, lien or encumbrance.
          (m) This Agreement has been duly authorized, executed and delivered by the Company; the Indenture has been duly authorized and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by the Company, will constitute a legal, valid, binding instrument enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity); the Securities have been duly authorized, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers as provided herein, will have been duly executed and delivered by the Company and will constitute the legal, valid and binding obligations of the Company entitled to the benefits of the Indenture (subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity); and the Registration Rights Agreement has been duly authorized and, assuming due authorization, execution and delivery thereof by the Initial Purchasers, when executed and delivered by the Company, will constitute a valid and binding agreement of the Company, enforceable in accordance with its terms (subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity).
          (n) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, in the Indenture or in the Registration Rights Agreement, except (i) such as may be required under the Act, the Trust Indenture Act or the rules and regulations promulgated thereunder and (ii) such as have been obtained or made by the Company and are in full force and effect under the Act, applicable state securities or blue sky laws of any jurisdiction in which the Securities are offered and sold.
          (o) None of the execution and delivery of the Indenture, this Agreement or the Registration Rights Agreement, the issuance and sale of the Securities, or the consummation of any other of the transactions herein or therein contemplated, or the fulfillment of the terms hereof or thereof will conflict with, or result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws or comparable constituting documents of the Company or any of its subsidiaries; (ii) the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other material agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except in the case of this clause (iii) for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect upon the consummation of the transactions contemplated hereby.
          (p) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Disclosure Package and the Final Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of the Company and its consolidated subsidiaries as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of Regulation S-X and have been prepared in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein); and the selected financial data set forth under the caption “Selected Financial Data” in the Preliminary Memorandum and the Final Memorandum fairly present, on the basis stated in the Preliminary Memorandum and the Final Memorandum, the information included or incorporated by reference therein.
          (q) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement, the Indenture or the Registration Rights Agreement, or the consummation of any of the transactions contemplated hereby or thereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”), except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).
          (r) Each of the Company and its significant subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted, except where such failure would not have a Material Adverse Effect.
          (s) Neither the Company nor any of its significant subsidiaries is in violation or default of (i) any provision of its charter or bylaws or comparable constituting documents; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its significant subsidiaries is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its significant subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator having jurisdiction over the Company or such significant subsidiary or any of its properties, as applicable, except, with respect to clauses (ii) and (iii), as would not result in a Material Adverse Effect.
          (t) Deloitte & Touche LLP, which has audited certain financial statements of the Company and its consolidated subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Disclosure Package and the Final Memorandum, is an independent registered public accounting firm with respect to the Company within the meaning of the Act.
          (u) There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale of the Securities.
          (v) The Company has filed all applicable tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not, individually or in the aggregate, have a Material Adverse Effect or except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto)) and has paid all taxes due and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax or assessment, fine or penalty that is currently being contested in good faith or as would not, individually or in the aggregate, have a Material Adverse Effect or except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).
          (w) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened, except as would not have a Material Adverse Effect, or except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).
          (x) The Company and each of its subsidiaries are insured against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; all material policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance in all material respects with the terms of such policies and instruments; there are no material claims by the Company or any of its significant subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).
          (y) Except for generally applicable restrictions arising under applicable corporate law, no subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the

Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).
          (z) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, except as would not result in a Material Adverse Effect or as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto). Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).
          (aa) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its subsidiaries’ internal controls over financial reporting were effective as of December 31, 2009, and to the Company’s knowledge, are effective as of the date hereof and the Company is not aware of any material weakness in their internal control over financial reporting.
          (bb) The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures were effective as of March 31, 2010, and, to the Company’s knowledge, are effective as of the date hereof.
          (cc) The Company and its subsidiaries are (i) in compliance with any and all applicable laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto). Except as set forth in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto), neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.
          (dd) The subsidiaries listed on Annex A attached hereto are the only “significant subsidiaries” of the Company (as defined in Rule 1-02 of Regulation S-X).

          (ee) None of the Company, its subsidiaries and, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such person of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA.
          (ff) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
          (gg) None of the Company, any of its subsidiaries and, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
          (hh) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications, except where the failure to be in compliance, would not individually or in the aggregate, have a Material Adverse Effect.
          (ii) Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Initial Purchaser.
          2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of [***] of the principal amount thereof, plus accrued interest, if

[***]	INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.

any, from August 11, 2010 to the Closing Date, the principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule I hereto.
          3. Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 A.M., New York City time, on August 11, 2010, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.
          4. Offering by Initial Purchasers. (a) Each Initial Purchaser acknowledges that the Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act.
          (b) Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Company that:
     (i) it has not offered or sold, and will not offer or sell, any Securities within the United States or to, or for the account or benefit of, U.S. persons (x) as part of their distribution at any time or (y) otherwise until 40 days after the later of the commencement of the offering and the date of the closing of the offering except:
(A)	to those it reasonably believes to be “qualified institutional buyers” (as defined in Rule 144A under the Act) or

(B)	in accordance with Rule 903 of Regulation S,
that, in each case, in purchasing such Securities are deemed to have represented and agreed as provided in the Final Memorandum under the caption “Notice to Investors;”
     (ii) neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States;
     (iii) none of it, any of its Affiliates and any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities;
     (iv) it is a “qualified institutional buyer” (as defined in Rule 144A under the Act);

     (v) neither it nor any person acting on its behalf, without the prior written consent of the Company, has given or will give to any prospective purchaser of the Securities any written information concerning the offering of the Securities other than (w) materials contained in the Disclosure Packages, the Final Memorandum or any other offering materials consented to in writing by the Company; (x) any written communication that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Disclosure Package or the Final Memorandum, (y) any electronic road show or (z) any written communication relating to or that contains the preliminary or final terms of the Securities;
     (vi) with respect to resales made in reliance on Rule 144A of any of the Securities, to take reasonable efforts to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notification to the effect that the resale of such Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A;
     (vii) it has complied and will comply with the offering restrictions requirement of Regulation S; and
     (viii) at or prior to the confirmation of sale of Securities (other than a sale of Securities pursuant to Section 4(b)(i)(A) of this Agreement), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period (within the meaning of Regulation S) a confirmation or notice to substantially the following effect:
“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the date of closing of the offering, except in either case in accordance with Regulation S or Rule 144A under the Act. Terms used in this paragraph have the meanings given to them by Regulation S.”
          5. Agreements. The Company agrees with each Initial Purchaser that:
          (a) The Company will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in Section 5(c) below, as many copies of the materials contained in the Disclosure Package and the Final Memorandum and any amendments and supplements thereto as they may reasonably request.
          (b) The Company will not amend or supplement the Disclosure Package or the Final Memorandum, other than by filing documents under the Exchange Act that are incorporated by reference therein, without the prior written consent of the Representatives, which shall not be unreasonably withheld, delayed or conditioned; provided, however, that prior to the completion of the distribution of the Securities by the Initial Purchasers (as reasonably determined by the Initial Purchasers), the Company will not file any document under the

Exchange Act that is incorporated by reference in the Disclosure Package or the Final Memorandum unless, prior to such proposed filing, the Company has furnished the Representatives with a copy of such document for their review and the Representatives have not reasonably objected to the filing of such document. The Company will promptly advise the Representatives when any document filed under the Exchange Act that is incorporated by reference in the Disclosure Package or the Final Memorandum shall have been filed with the Commission.
          (c) If at any time prior to the completion of the sale of the Securities by the Initial Purchasers (as determined by the Representatives), any event occurs as a result of which the Disclosure Package or the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading, or if it should be necessary to amend or supplement the Disclosure Package or the Final Memorandum to comply with applicable law, the Company will promptly (i) notify the Representatives of any such event; (ii) subject to the requirements of Section 5(b), prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented or amended Disclosure Package or Final Memorandum to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as they may reasonably request.
          (d) Without the prior written consent of the Representatives, the Company has not given and, during the period referred to in Section 5(c) above, will not give to any prospective purchaser of the Securities any written information concerning the offering of the Securities other than materials contained in the Disclosure Package, the Final Memorandum or any other offering materials prepared by or with the prior written consent of the Representatives.
          (e) The Company will arrange, if necessary, for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Representatives may designate (including certain provinces of Canada) and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject. The Company will promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.
          (f) The Company will not, and will not permit any of its Affiliates to, resell any Securities that have been acquired by any of them.
          (g) None of the Company, its Affiliates, or any person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Act.
          (h) Any information provided by the Company, its Affiliates, or any person acting on its or their behalf to publishers of publicly available databases about the terms of the Securities shall include a statement that the Securities have not been registered under the Act and are subject to restrictions under Rule 144A under the Act and Regulation S.

          (i) None of the Company, its Affiliates, or any person acting on its or their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.
          (j) For so long as any of the Securities are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, the Company will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.
          (k) None of the Company, its Affiliates, or any person acting on its or their behalf will engage in any directed selling efforts with respect to the Securities. Terms used in this paragraph have the meanings given to them by Regulation S.
          (l) The Company will cooperate with the Representatives and use its reasonable best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.
          (m) Each of the Securities will bear, to the extent applicable, the legend contained in “Notice to Investors” in the Preliminary Memorandum and the Final Offering Memorandum for the time period and upon the other terms stated therein.
          (n) During the period of 60 days following the date hereof, the Company will not, without the prior written consent of Banc of America Securities LLC (which consent may be withheld at the sole discretion of Banc of America Securities LLC), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company or securities exchangeable for or convertible into debt securities of the Company (other than as contemplated by this Agreement and to register the exchange securities to be issued pursuant to the Registration Rights Agreement).
          (o) The Company will not take, directly or indirectly, any action designed to or that has constituted, or that might reasonably be expected to, cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
          (p) The Company will, for a period of twelve months following the Execution Time, furnish to the Representatives all reports or other communications (financial or other) generally made available to stockholders, and deliver such reports or communications to the Representatives as soon as they are available, unless such documents are furnished to or filed with the Commission or any securities exchange on which any class of securities of the Company is listed and generally made available to the public.
          (q) Prior to the completion of the distribution of the Securities by the Initial Purchasers, the Company will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.
          (r) The Company will prepare a final term sheet, containing solely a description of the Securities and the offering thereof, in the form approved by you and attached as Schedule II hereto.
          (s) Prior to the completion of the distribution of the Securities by the Initial Purchasers, the Company agrees to pay the reasonable costs and expenses relating to the following matters: (i) the preparation of the Indenture and the Registration Rights Agreement, which will not include the expenses of Davis Polk & Wardwell LLP, the issuance of the Securities and the fees of the Trustee; (ii) the preparation, printing or reproduction of the materials contained in the Disclosure Package and the Final Memorandum and each amendment or supplement to either of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the materials contained in the Disclosure Package and the Final Memorandum, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of the Securities; (v) any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (vi) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vii) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states, the provinces of Canada and any other jurisdictions specified pursuant to Section 5(e) (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder. Except as provided in this Section 5, Section 7 and Section 8 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of counsel.
          6. Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties of the Company contained herein at the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:
          (a) The Company shall have requested and caused each of Skadden, Arps, Slate, Meagher & Flom LLP, DLA Piper LLP (US) and Blakes, Cassels & Graydon LLP, counsel for the Company, to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Representatives substantially in the form set forth in Annex B, Annex C, Annex D and Annex E herein:
          In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the jurisdiction of incorporation of the

Company, the State of New York or the federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Initial Purchasers and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.
          The Representatives shall have received from Davis Polk & Wardwell LLP, counsel for the Initial Purchasers, such opinion and negative assurance letter, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Rights Agreement, the Disclosure Package, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
          (b) The Company shall have furnished to the Representatives a certificate of the Company, signed by (x) the Chairman of the Board or the Chief Executive Officer and (y) the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that:
     (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date in all material respects with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and
     (ii) since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).
          (c) At the Execution Time and at the Closing Date, the Company shall have requested and caused Deloitte & Touche LLP to furnish to the Representatives letters, dated respectively as of the Execution Time and as of the Closing Date, in substantially the form previously delivered to the Representatives, which is in form and substance satisfactory to the Representatives.
          (d) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Disclosure Package (exclusive of any amendment or supplement thereto) and the Final Memorandum (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (c) of this Section 6; or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).
          (e) The Securities shall be eligible for clearance and settlement through The Depository Trust Company.
          (f) Subsequent to the Execution Time, there shall not have been any decrease in the rating accorded to the Securities or any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as such term is defined by the Commission in Rule 15c3-1(c)(2)(vi)(F) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
          (g) The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement that shall have been executed and delivered by a duly authorized officer of the Company.
          (h) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.
          If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.
          The documents required to be delivered by this Section 6 will be delivered at the office of counsel for the Initial Purchasers, at Davis Polk & Wardwell LLP, 450 Lexington Avenue New York, NY 10017, on the Closing Date.
          7. Reimbursement of Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Company will reimburse the Initial Purchasers severally through Banc of America Securities LLC, Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and RBS Securities Inc. on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.
          8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees, Affiliates and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Disclosure Package, the Final Memorandum, any other written information used by or on behalf of the Company in connection with the offer or sale of the Securities, or in any amendment or supplement thereto, or in any electronic road show or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum, the Disclosure Package, the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchaser through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have.
          (b) Each Initial Purchaser severally, and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser through the Representatives specifically for inclusion in the Preliminary Memorandum, the Disclosure Package, the Final Memorandum or in any amendment or supplement thereto. This indemnity agreement will be in addition to any liability that any Initial Purchaser may otherwise have. The Company acknowledges that (i) the statements set forth in the final paragraph of the cover page regarding delivery of the Securities and (ii), under the heading “Plan of Distribution”, (A) the third paragraph related to the offering price of the Securities, (B) the third, fourth and fifth sentence of sixth paragraph regarding market making activities, and (C) the fourteenth paragraph related to stabilization, syndicate covering transactions and penalty bids in the Preliminary Memorandum and the Final Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum, the Disclosure Package, the Final Memorandum or in any amendment or supplement thereto.
          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.
          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Initial Purchasers severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively “Losses”) to which the Company and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Initial Purchasers on the other from the offering of the Securities; provided, however, that in no case shall any Initial Purchaser be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Initial Purchasers severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Initial Purchasers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee, Affiliate and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).
          9. Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder at the Closing Date and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Company. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.
          10. Termination. This Agreement shall be subject to termination in the reasonable discretion of the Representatives, by notice given to the Company prior to delivery of, and payment for, the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange; (ii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities or by the authorities of Maryland; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as set forth in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).
          11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the

Company or any of the indemnified persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.
          12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Banc of America Securities LLC, One Bryant Park, New York, New York 10036 (fax no.: 212-901-7897), Attention: Legal Department; Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013 (fax no.: 212-816-7912), Attention: General Counsel; J.P. Morgan Securities Inc., 383 Madison Avenue, 3rd Floor, New York, New York 10179 (fax no.: 212-834-6081), Attention: High Grade Syndicate Desk; and RBS Securities Inc., 600 Washington Blvd., Stamford, Connecticut 06901 (fax no.: 203-873-4534), Attention: Debt Capital Markets Syndicate; or, if sent to the Company, will be mailed, delivered or telefaxed to (856) 917-0950 and confirmed to it at PHH Corporation, 3000 Leadenhall Road, Mt. Laurel New Jersey 08054. Attention: General Counsel, with a copy (which copy shall not constitute notice) to Skadden, Arps, Slate, Meagher & Flom LLP & Affiliates, 4 Times Square, New York, New York 10035 (fax: (212) 735-2000); Attention: Michael Zeidel.
          13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 8 hereof and their respective successors, and, except as expressly set forth in Section 5(j) hereof, no other person will have any right or obligation hereunder.
          14. Jurisdiction. The Company agrees that any suit, action or proceeding against the Company brought by any Initial Purchaser, the directors, officers, employees and agents of any Initial Purchaser, or by any person who controls any Initial Purchaser, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.
          15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Initial Purchasers, or any of them, with respect to the subject matter hereof.
          16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
          17. Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
          18. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Initial Purchasers and any Affiliate through which they may be acting, on the other, (b) the Initial Purchasers are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Initial Purchasers in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Initial Purchasers has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Initial Purchasers have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.
          19. Waiver of Tax Confidentiality. Notwithstanding anything herein to the contrary, purchasers of the Securities (and each employee, representative or other agent of a purchaser) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of any transaction contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to the purchasers of the Securities relating to such U.S. tax treatment and U.S tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.
          20. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
          21. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
          22. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.
          “Act” shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D but shall not include any individual or entity who may be deemed an Affiliate as a result of such individuals or entities beneficial ownership of Company securities.
          “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.
          “Commission” shall mean the Securities and Exchange Commission.
          “Disclosure Package” shall mean (i) the Preliminary Memorandum, as amended or supplemented at the Execution Time, and (ii) the final term sheet prepared pursuant to Section 5(r) hereto and in the form attached as Schedule II hereto.
          “Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

          “Investment Company Act” shall mean the U.S. Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “Regulation D” shall mean Regulation D under the Act.
          “Regulation S” shall mean Regulation S under the Act.
          “Regulation S-X” shall mean Regulation S-X under the Act.
          “Trust Indenture Act” shall mean the U.S. Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.
          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the several Initial Purchasers.

Very truly yours, PHH Corporation
By:	/s/ Sandra E. Bell
	Name:	Sandra E. Bell
	Title:	Executive Vice President and Chief Financial Officer

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Banc of America Securities LLC
Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
RBS Securities Inc.

By: Banc of America Securities LLC

By:	/s/ Adam Cady
	Name:	Adam Cady
	Title:	Managing Director

By: Citigroup Global Markets Inc.
By:	/s/ Robert B. Goldstein
	Name:	Robert B. Goldstein
	Title:	Managing Director

By: J.P. Morgan Securities Inc.
By:	/s/ Maria Sramek
	Name:	Maria Sramek
	Title:	Executive Director

By: RBS Securities Inc.
By:	Michael F. Newcomb II
	Name:	Michael F. Newcomb II
	Title:	Managing Director

For themselves and the other several
Initial Purchasers named in
Schedule I to the foregoing Agreement.
[Signature Page to Purchase Agreement]

SCHEDULE I

Principal Amount
of Securities to be
Initial Purchasers	Purchased
Banc of America Securities LLC	U.S.$70,000,000
Citigroup Global Markets Inc.	47,600,000
J.P. Morgan Securities Inc.	37,450,000
RBS Securities Inc.	47,600,000
Barclays Capital Inc.	37,450,000
Deutsche Bank Securities Inc.	37,450,000
Wells Fargo Securities, LLC	47,600,000
BNY Mellon Capital Markets, LLC	12,425,000
Scotia Capital (USA) Inc.	12,425,000
Total	U.S.$350,000,000

SCHEDULE II

PRICING TERM SHEET	Strictly Confidential
Dated August 6, 2010
PHH Corporation
9.25% Senior Notes due 2016
The information in this pricing term sheet supplements PHH Corporation’s preliminary offering memorandum, dated August 3, 2010 (the “Preliminary Offering Memorandum”) and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. In all other respects, this term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Offering Memorandum. All references to dollar amounts are references to U.S. dollars.

Issuer:	PHH Corporation (“PHH”)

Title of securities:	9.25% Senior Notes due 2016 (the “Notes”)

Distribution:	144A / Reg S with Registration Rights as set forth in the Preliminary Offering Memorandum

Aggregate principal amount:	$350,000,000 (an increase of $100 million from the aggregate principal amount set forth in the Preliminary Offering Memorandum)

Gross Proceeds:	$350,000,000

Use of Proceeds:
PHH will use the net proceeds of this offering as set forth in the Preliminary Offering Memorandum to repay borrowings under the Amended Credit Facility and, to the extent any proceeds remain, for general corporate purposes. As of June 30, 2010, on a pro forma basis, borrowings under the Amended Credit Facility would have been $36 million and availability under the Amended Credit Facility would have been $769 million

Offering price:	The Notes will be issued at a price of 100% of their principal amount plus accrued interest, if any, from August 11, 2010

Annual interest rate:	The Notes will bear interest at the rate of 9.25% per annum from August 11, 2010

Interest payment dates:	March 1 and September 1, with initial payment on March 1, 2011

Record Dates:	February 15 and August 15

Optional Make-Whole Redemption:
The Notes may be redeemed at any time and from time to time, at the option of PHH, in whole or in part, at a “make-whole” redemption price equal to the greater of (1) the aggregate principal amount being redeemed or (2) the sum of the present values of the remaining scheduled payments of the principal and interest (other than accrued interest) on the Notes being redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus in the case of both (1) and (2), any accrued and unpaid interest to, but not including, the redemption date

Change of Control:
Not later than 30 days following the occurrence of a Change of Control, the Company will make an Offer to Purchase all outstanding Notes at a purchase price equal to 101% of the principal amount plus accrued and unpaid interest to, but not including, the date of purchase

Maturity date:	March 1, 2016

Trade date:	August 6, 2010

Settlement date:	August 11, 2010

CUSIP:	144A: 693320 AK9 / Reg S: U7173E AA0

ISIN NUMBER:	144A: US693320AK92 / Reg S: USU7173EAA02

Denominations:	$2,000

Increments:	$1,000

Joint Book-Running Managers:	Banc of America Securities LLC Citigroup Global Markets Inc. J.P. Morgan Securities Inc. RBS Securities Inc. Barclays Capital Inc. Deutsche Bank Securities Inc. Wells Fargo Securities, LLC

Co-Managers:	BNY Mellon Capital Markets, LLC Scotia Capital (USA) Inc.
This material is confidential and is for your information only and is not intended to be used by anyone other than you.
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the laws of any other place, and are being offered only (1) to “qualified institutional buyers” as defined in Rule 144A under the Securities Act and (2) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.

ANNEX A
Significant Subsidiaries
Chesapeake Finance Holdings LLC
Chesapeake Funding LLC
D. L. Peterson Trust
PHH Broker Partner Corporation
PHH Home Loans, LLC
PHH Mortgage Corporation
PHH Vehicle Management Services, LLC (d/b/a PHH Arval)

ANNEX B
FORM OF OPINION AND NEGATIVE ASSURANCE OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
          Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:
     1. Each of the Delaware Subsidiaries is validly existing in good standing under the laws of the State of Delaware.
     2. The Purchase Agreement has been duly executed and delivered by the Company, to the extent such execution and delivery are governed by the laws of the State of New York.
     3. The Indenture has been duly executed and delivered by the Company, to the extent such execution and delivery are governed by the laws of the State of New York, and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.
     4. The RRA has been duly executed and delivered by the Company, to the extent such execution and delivery are governed by New York law, and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.
     5. The execution and delivery by the Company of each of the Transaction Documents and the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the Securities, will not (i) conflict with the Certificates of Incorporation/Formation or By-Laws, (ii) constitute a violation of, or a breach or default under, the terms of any Applicable Contract or (iii) violate or conflict with, or result in any contravention of, any Applicable Law or any Applicable Order. We do not express any opinion, however, as to whether the execution, delivery or performance by the Company of each of the Transaction Documents will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries.
     6. No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required for, the execution or delivery of each of the Transaction Documents by the Company or the consummation by the Company of the transactions contemplated thereby.
     7. The Securities when duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Purchase Agreement and the Indenture, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.
     8. The statements in the Offering Memorandum and the General Disclosure Package under the caption “Description of Notes,” other than “—Global Notes” (except for the second and third paragraph therein), insofar as such statements purport to summarize certain provisions of the Indenture, the Securities and the Registration Rights Agreement, fairly summarize such provisions in all material respects.
     9. The Company is not and, solely after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Offering Memorandum and the General Disclosure Package, will not be subject to registration and regulation as an “investment company” as such term is defined in the Investment Company Act of 1940.
     10. To our knowledge, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject that would be required to be disclosed in a registration statement on Form S-1, pursuant to Item 103 of Regulation S-K of the Rules and Regulations under the Securities Act of 1933, as amended, that are not so disclosed in the General Disclosure Package and the Offering Memorandum, except that we do not express any opinion in this paragraph with respect to legal or governmental proceedings relating to regulatory matters of the type referred to in the General Disclosure Package and the Offering Memorandum under the caption “Risk Factors — Risks Related to our Business.”
     11. Assuming (i) the accuracy of the representations and warranties of the Company set forth in Sections 1(c) and 1(d) of the Purchase Agreement and of you in Section 4 of the Purchase Agreement, (ii) the due performance by the Company of the covenants and agreements set forth in Sections 5(g), 5(i) and 5(k) of the Purchase Agreement, (iii) your compliance with the offering and transfer procedures and restrictions described in the Offering Memorandum and (iv) the accuracy of the representations and warranties made in accordance with the Purchase Agreement and the Offering Memorandum by purchasers to whom you initially resell the Securities, the offer, sale and delivery of the Securities to you in the manner contemplated by the Purchase Agreement and the Offering Memorandum and the initial resale of the Securities by you in the manner contemplated in the Offering Memorandum and the Purchase Agreement, do not require registration under the Securities Act or qualification of the Indenture under the Trust Indenture Act of 1933, it being understood that we do not express any opinion as to any subsequent reoffer or resale of any Security.

ANNEX C
FORM OF TAX OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
     Based upon and subject to the foregoing, we are of the opinion that under current U.S. federal income tax law, although the discussion set forth in the General Disclosure Package and the Offering Memorandum under the heading “CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS” does not purport to discuss all possible U.S. federal income tax considerations relating to the acquisition, ownership or disposition of the Securities, such discussion constitutes, in all material respects, a fair and accurate summary of such U.S. federal income tax considerations to Non-U.S. Holders (as defined in the General Disclosure Package and the Offering Memorandum) who purchase the Securities pursuant to the Offering Memorandum, subject to the qualifications set forth in such discussion.

ANNEX D
FORM OF OPINION OF DLA PIPER US LLP
          1. Each of the Company and PHH Broker Partner Corporation, a Maryland Corporation (“PHH Broker Partner”), has been duly incorporated and is validly existing as a corporation under the laws of the State of Maryland, with corporate power and authority to own or lease, as the case may be, its properties and conduct its business as and if described in the Disclosure Package and the Final Memorandum.
          2. PHH Mortgage Corporation, a New Jersey corporation (“PHH Mortgage”), is validly existing and in good standing as a corporation under the laws of the State of New Jersey, with corporate power and authority to own or lease, as the case may be, its properties and conduct its business as and if described in the Disclosure Package and the Final Memorandum.
          3. The Purchase Agreement has been duly authorized, executed and delivered by the Company.
          4. The Indenture has been duly authorized, executed and delivered by the Company.
          5. The Securities have been duly authorized by all necessary corporate action of the Company.
          6. The Registration Rights Agreement has been duly authorized, executed and delivered by the Company.
          7. The execution and delivery of the Indenture, the Purchase Agreement and the Registration Rights Agreement by the Company, the issue and sale of the Securities by the Company pursuant to the Purchase Agreement and the performance by the Company of its obligations under the Indenture, the Purchase Agreement, the Registration Rights Agreement and the Securities do not (i) conflict with, or result in any breach or violation of, or imposition of any lien, charge or encumbrance upon any property or asset of the Company, PHH Mortgage or PHH Broker Partner pursuant to the Charter or Bylaws (as each such term is defined on Exhibit A hereto) of the Company or the Certificate of Incorporation of PHH Mortgage or the Bylaws of PHH Mortgage (as each such term is defined on Exhibit A hereto) or the Charter of PHH Broker Partner or the Bylaws of PHH Broker Partner (as each such term is defined on Exhibit A hereto); (ii) constitute a violation of, or a breach or default under, the terms of any Applicable Document; or (iii) violate any Maryland statute, law, rule or regulation applicable to the Company, PHH Mortgage or PHH Broker Partner or, to our knowledge, any judgment, order or decree applicable to the Company, PHH Mortgage or PHH Broker Partner of any Maryland court, regulatory body, administrative agency, governmental body, arbitrator or other Maryland governmental authority having jurisdiction over the Company, PHH Mortgage or PHH Broker Partner or any of their respective properties.
          8. No consent, approval, authorization or order of any Maryland court or governmental agency or authority, is required for the Company’s execution, delivery and performance of its obligations under the Purchase Agreement, the Indenture and the Registration Rights Agreement and consummation of the transactions contemplated thereby, except such as may be required under Maryland blue sky laws.

Exhibit A
     1. The Purchase Agreement;
     2. The Indenture;
     3. The Registration Rights Agreement;
     4. The Disclosure Package;
     5. The Final Memorandum;
     6. A certificate of the [ ] of the Company, the [ ] of PHH Mortgage and the [ ] of PHH Broker Partner, dated as of [ ], 2010 (the “Officers’ Certificate”);
     7. The following corporate records of the Company, PHH Mortgage and PHH Broker Partner:
          (a) PHH Corporation:
     (i) Articles of Amendment and Restatement of PHH Corporation effective as of January 31, 2005, Articles Supplementary of PHH Corporation effective as of March 27, 2008 and Articles of Amendment of PHH Corporation effective as of June 12, 2009 (collectively, the “Charter”);
     (ii) Amended and Restated By-Laws of PHH Corporation effective as of March 30, 2009 (the “Bylaws”);
     (iii) Minutes of proceedings of the Board of Directors of the Company and certain committees thereof as certified in the Officers’ Certificate;
     (iv) A short form good standing certificate issued by the Maryland State Department of Assessments and Taxation, dated as of [ ], 2010;
          (b) PHH Mortgage Corporation:
     (i) Certificate of Incorporation of United States Mortgage Corporation filed with the Secretary of State of the State of New Jersey and effective October 28, 1977 as amended or supplemented by the Amendment to Certificate of Incorporation of United States Mortgage Corporation filed with the Secretary of State of the State of New Jersey and effective August 15, 1978, the Certificate of Amendment to the Certificate of Incorporation of United States Mortgage Corporation filed on January 16, 1980 with the Secretary of State of the State of New Jersey and effective February 1, 1980, the Certificate of Amendment to the Certificate of Incorporation of US Mortgage Corporation filed on February 1, 1980 with the Secretary of State of the State of New Jersey and dated September 12, 1979, the Certificate of Amendment to the Certificate of Incorporation of US Mortgage Corporation filed on January 21, 1981 with the

Secretary of State of the State of New Jersey and dated October 31, 1980, the Certificate of Amendment to the Certificate of Incorporation of US Mortgage Corporation filed on April 25, 1988 with the Secretary of State of the State of New Jersey and effective May 1, 1988, the Certificate of Amendment to the Certificate of Incorporation of PHH US Mortgage Corporation filed on May 15, 1995 with the Secretary of State of the State of New Jersey and effective July 1, 1995, the Certificate of Merger of US Mortgage Corporation and PHH Mortgage Services Corporation filed with the Secretary of State of the State of Delaware and effective April 1, 1996, the Statement of Address of PHH Mortgage Services Corporation filed June 8, 1996, the Certificate of Amendment to the Certificate of Incorporation of PHH Mortgage Services Corporation filed on November 24, 1997 with the Secretary of State of the State of New Jersey and effective January 1, 1998, the Certificate of Correction of PHH Mortgage Services Corporation filed on December 8, 1997 with the Secretary of State of the State of New Jersey and dated December 5, 1997, the Certificate of Merger/Consolidation of American West Mortgage Company of Colorado and Cendant Mortgage Corporation filed on December 17, 2001 with the Secretary of State of the State of New Jersey and effective December 31, 2001 and attachments thereto, and the Certificate of Amendment to the Certificate of Incorporation filed on January 7, 2005 with the Secretary of State of the State of New Jersey and effective February 1, 2005 (collectively, the “Certificate of Incorporation of PHH Mortgage”);
     (ii) By-Laws of US Mortgage Corporation (the “Bylaws of PHH Mortgage”);
     (iii) Good Standing Certificate issued by the Secretary of State of the State of New Jersey dated as of [ ], 2010;
          (c) PHH Broker Partner:
     (i) Articles of Incorporation of PHH Lawsuit Claims, Inc. filed with the State Department of Assessments and Taxation of the State of Maryland filed July 26, 1990 and effective July 26, 1990, as amended or supplemented by the Articles of Amendment of PHH Lawsuit Claims, Inc. filed with the State Department of Assessments and Taxation of the State of Maryland filed March 4, 1997 and effective March 4, 1997 (the “Charter of PHH Broker Partner”);
     (ii) Bylaws of PHH Broker Partner Corporation (the “Bylaws of PHH Broker Partner”);
     (iii) A short form good standing certificate issued by the Maryland State Department of Assessments and Taxation dated as of [ ], 2010

Exhibit B
Applicable Documents
     1. PHH Corporation Non-Employee Directors Deferred Compensation Plan;
     2. Form of PHH Corporation 2005 Equity and Incentive Plan Non-Qualified Stock Option Agreement, as amended;
     3. Form of PHH Corporation 2005 Equity and Incentive Plan Non-Qualified Stock Option Conversion Award Agreement;
     4. Form of PHH Corporation 2005 Equity and Incentive Plan Non-Qualified Stock Option Award Agreement, as revised June 28, 2005;
     5. Form of PHH Corporation 2005 Equity and Incentive Plan Restricted Stock Unit Award Agreement, as revised June 28, 2005;
     6. Form of 2009 Performance Unit Award Notice and Agreement for Certain Executive Officers, as approved by the Compensation Committee on March 25, 2009;
     7. Amended and Restated 2005 Equity and Incentive Plan (as amended and restated through June 17, 2009);
     8. Transition Services and Separation Agreement, dated August 5, 2009, by and between PHH Corporation and Terrence W. Edwards (as amended on September 11, 2009);
     9. Employment Agreement dated as of October 26, 2009, between Jerome J. Selitto and PHH Corporation.

ANNEX E
FORM OF OPINION OF BLAKES, CASSELS & GRAYDON LLP
Based on and subject to the foregoing and the assumptions and qualifications set out at the end of this opinion, we are of the opinion that:
The execution and delivery by the Company of each of the Transaction Documents and the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the Securities, will not constitute a violation of, or a breach or default under, the terms of any Canadian Document.